Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121336) of Abington Bancorp, Inc. of our report dated June 23, 2008 relating to the financial statements and schedule of the Abington Bank 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ BEARD MILLER COMPANY LLP

Beard Miller Company LLP
Reading, Pennsylvania
June 26, 2008